UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2006

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota   000-23017    41-1649949
(State or Other Jurisdiction  (Commission File Number)   (IRS Employer
   of Incorporation)     Identification No.)

10 Forge Parkway
Franklin, Massachusetts 02038
(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2006, the Compensation Committee of the Board of Directors of Sontra Medical Corporation (the “Company”) granted options to purchase shares of common stock to the executive officers of the Company. Thomas W. Davison, President and Chief Executive Officer of the Company, received an option to purchase 500,000 shares of common stock. Sean F. Moran, Chief Financial Officer of the Company, received an option to purchase 118,089 shares of common stock. Barry Marston, Vice President of Sales & Marketing of the Company, received an option to purchase 88,567 shares of common stock. Each of the foregoing options has an exercise price of $0.51, the closing price of the common stock on the Nasdaq Capital Market on the date of grant. Each option shall vest and become exercisable with respect to 25% of the shares subject to the option on the first anniversary of the date of grant. Thereafter, the remaining shares subject to the option vest in 30 equal monthly installments. Each option shall expire on the tenth anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

By: /s/ Sean F. Moran
Date: March 20, 2006                           Sean F.Moran
Chief Financial Officer